Exhibit (b)

Rule 30a-2(b) CERTIFICATIONS

In connection with this report on Form N-CSR for the Registrant as furnished to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ Jennifer A. Ryan

Jennifer A. Ryan

Principal Executive Officer

Date: August 26, 2026

By: /s/ Christina Kennedy

Christina Kennedy

Principal Financial Officer

Date: August 26, 2026

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.